Exhibit 99.1

Business Update Riley NDR March 9, 2021 “To honor and enrich the journey of life, one experience at a time.”

Warning Concerning Forward-Looking Statements This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward-looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including the timing and outcomes of our vaccination program. In addition, statements regarding occupancy, sales leads, move-in and move-out trends at our senior living communities may imply that such positive trends will continue and that the decline in our results during the COVID-19 pandemic has stabilized and that our business and operating results will improve; however, our business and operations are subject to various risks, many of which are outside our control, and such risks could have an adverse impact on our future occupancy, business and operating results. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our residents and other customers, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may impact our ability to host vaccination clinics and administer vaccinations to our residents and team members, our exposure to litigation and regulatory and government proceedings related to the administration of COVID-19 vaccinations, acts of terrorism, outbreaks of pandemics, including COVID-19, or other human made or natural disasters, delays in manufacturing, distributing or administering COVID-19 vaccinations, and the COVID-19 pandemic may continue to adversely affect our business, operating results and financial condition for an indefinite period of time, including by decreasing the occupancy of our senior living communities, causing staffing and supply shortages and increasing the costs of operating our senior living communities and our efforts to mitigate the effects of the COVID-19 pandemic may be insufficient. Our Annual Reports on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of Five Star Senior Living Inc. (Five Star or Five Star Senior Living) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. 2

Recent Developments COVID-19 Vaccination Program Update On December 19, 2020, working with our vaccine distribution provider CVSHealth, we began hosting COVID-19 vaccination clinics at our communities. As of February 27, 2021, 31,464 doses of the vaccine have been administered to residents and 14,066 doses of the vaccine have been administered to team members in our 252 communities. First dose: 90.2% of residents, 44.6% of team members. Second dose: 65.5% of residents, 32.6% of team members. As of February 27th, 99% of communities are accepting new residents in at least one service line of business. Occupancy and Leads Trends Update Senior living occupancy and revenues remain under pressure from negative net move-ins due to the ongoing COVID-19 pandemic, however the pace of deterioration is slowing. Spot occupancy(1) as of February 27th was 69.4%, down 120 basis points (bps) from year end and down only 10 bps from January 31st. February occupancy trends are showing improvement, with a 30 bps increase in spot occupancy(1) from mid-to late-February. As of February 27th, rolling four-week sales leads increased 87.0% from the beginning of the fourth quarter. Spot occupancy represents occupancy on the final day of the month for comparable communities, which includes 24 owned and leased senior living communities and 227 managed senior living communities that FVE has continuously owned, continuously leased or continuously managed since January 1, 2020.3

Spot Occupancy Trends(1) Positive February Occupancy Trends Jan 31Feb 6Feb 13Feb 20Feb 27 86.0% 84.0% 82.0% 80.0% 78.0% 76.0% 83.7% 82.2% 80.1% 78.7% 77.9% 76.6% 69.5%69.1%69.1%69.2%69.4% +10 bps+20 bps 75.4% 74.0% 72.0% 70.0% 74.4% 73.7% 72.4% 70.6% 69.5%69.4% 68.0% Feb '20Mar '20Apr '20May '20Jun '20Jul '20Aug '20Sep '20Oct '20Nov '20Dec '20Jan '21Feb '21 (2) Change (bps) vs. prior month-150-210-140-80-130-130-100-70-120-180-110-10 Spot occupancy represents occupancy on the final day of the month for comparable communities, which includes 24 owned and leased senior living communities and 227 managed senior living communities that FVE has continuously owned, continuously leased or continuously managed since January 1, 2020. February 2021 represents spot occupancy as of February 27, 2021.

Five Star COVID-19 Response and Leadership During the Pandemic

Vaccine Distribution

- Hosting COVID-19 vaccination clinics[1] at substantially all our 252 senior living communities, free of charge, for eligible residents and team members, including team members at our Ageility clinics, in accordance with CDC, federal and state guidelines. We are currently working with our vaccine distribution provider CVSHealth through the Federal Government's Pharmacy Partnership for Long-Term Care Program[2] to provide these vaccinations.
- As of February 27, 2021, approximately 99% of our communities have hosted vaccination clinics for the initial dose of a vaccine, and approximately 87% of our communities have hosted vaccination clinics for the second dose of a vaccine.
- We anticipate that 170 communities will host additional vaccination clinics in March and, by the end of the first quarter of 2021, we expect to have completed vaccination clinics at substantially all our communities, including administering second doses to residents and team members.

Percent of our Resident Population that has Received the First and Second Dose of a COVID-19 Vaccine[3]

First Dose


9.8%
90.2%

Second Dose


34.5%
65.5%

Percent of our Community Team Member Population that has Received the First and Second Dose of a COVID-19 Vaccine[3]

First Dose


55.4%
44.6%

Second Dose


67.4%
32.6%

Received Vaccination
Not Vaccinated

(1) Residents and team members at certain communities began receiving the initial dose of a COVID-19 vaccine on December 19, 2020, followed by the second dose of a COVID-19 vaccine as early as January 9, 2021.
(2) The Pharmacy Partnership for Long-Term Care Program is facilitating on-site vaccination of residents and staff for an administration fee of $46 for both doses and no cost for the vaccine to the facilities, including cold chain management, on-site vaccinations and fulfillment of reporting requirements.
(3) Includes residents who reside in senior living communities that were owned, leased or managed by Five Star as of February 27, 2021; data presented is as of February 27, 2021.

COVID-19 Impact
5

COVID-19 Response and Leadership During the Pandemic (continued) Operations Update Welcoming new residents in 89% of communities(1) as of December 31, 2020, which has increased to 99% as of February 27, 2021. 90% of communities have zero reported resident COVID-19 cases on a trailing two week (TTW) basis. Resident COVID-19 cases on a TTW basis rose during the fourth quarter above prior peak levels in July 2020, but have subsequently declined 90% from the spike in early December. As of February 27th, rolling four-week sales leads increased 87.0% from the beginning of the fourth quarter. Total leads are up 50% on a per day basis for January and February combined as compared to Q1 2020. Protocols Update As of February 27, 2021, we had administered over 300,000 COVID-19 tests to residents and team members as well as performed health screenings for visitors to our senior living communities per CDC, federal, state and local guidelines. Cross-functional team continues to oversee and implement proactive protection for residents, clients and team members. We continue to maintain robust infection control measures, strict cleaning and social distancing protocols to protect residents, team members and visitors. Received and continue to utilize government rapid point-of-care tests at assisted living communities, CCRCs and SNFs. 800 FVE Resident COVID-19 Cases - Trailing Two Weeks 721 (2) 90% decline in TTW case count since peak in early 700 600 500 486 646 644 577 December. 459 429 400 300 200 100 0 7698 106 168 165 109 89699385 4964705269 949897 154 332 349 263 387 254 168 141 9770 Jul-Jul-Jul-Jul-Aug-Aug-Aug-Aug-Aug-Sep-Sep-Sep-Sep-Oct-Oct-Oct-Oct-Oct-Nov-Nov-Nov-Nov-Dec-Dec-Dec-Dec-Jan-Jan-Jan-Jan-Jan-Feb-Feb-Feb-Feb-0411 1825 0108 1522 290512 1926 031017 2431 071421 2805 121926 0209 162330 0613 2027 In at least one service line of business (IL, AL, ALZ, CCRC or SNF). Includes all senior living communities that were owned, leased or managed by Five Star as of February 27, 2021.

Sales Leads, Move-Ins & Move-Outs Since January 2020(1) 2,000 Move-Ins 1,200 800 1,747 64.2% Move-Ins Decline 1,532 1,228 626 Sales Leads and Move-Ins 9331,0179649471,002 1,183 71.6% Move-Ins Increase 1,019 924907 1,074 Sales Leads 7,500 6,000 4,500 400 Jan '20Feb '20Mar '20Apr '20May '20Jun '20Jul '20Aug '20Sep '20Oct '20Nov '20Dec '20Jan '21Feb '21 3,000 Move-InsSales Leads 2,000 Move-Outs (2) 33.5% Move-Outs Decline 1,600 1,200 800 415373396 1,3141,2821,265 495426355 388372350400419 626 522 403 400 7738319009719649561,003887875824747 Jan '20Feb '20Mar '20Apr '20May '20Jun '20Jul '20Aug '20Sep '20Oct '20Nov '20Dec '20Jan '21Feb '21 ControllableUncontrollable Includes all senior living communities that were owned, leased or managed by Five Star as of February 27, 2021. Voluntary and involuntary move-outs are defined as controllable and uncontrollable, respectively.

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